Modification Agreement Side by Side

	Company Proposal	Noteholder Counter
Length	• Through the earlier of December 15 or an Event of Termination	• Through the earlier of December 1 or an Event of Termination
Conditions Precedent	• The following are conditions precedent to execution of the forbearance agreement: – Agreement shall be executed by the Company, Issuers, and Noteholders who in aggregate hold in excess of 50% of the Controlling Class under each securitization indenture – Financial advisors must be formally hired in accordance with the terms hereof – AHG financial advisor's engagement letter must be executed by the Company – AHG legal and financial advisors must be fully caught up on outstanding fees and expenses	• Agreed
Milestones	• November 4: Delivery of an initial thirteen-week consolidated cash flow forecast; subject to approval by the AHG in their sole discretion, the thirteen-week shall be the Approved Budget • November 7: Company shall provide the AHG with a comprehensive restructuring plan for FAT Brands Inc. • Prior to qualification of the Reg-A offering, the Company shall provide AHG legal advisor with all written communications between the SEC and the Company and written comments received from the SEC within 48 hours • The Company shall request the SEC to qualify its pending Reg-A offering within one Business Day of both the government re-opening and the SEC staff advising the Company it will not review the offering; equity raise shall be launched within 48 business hours after approval; initial closing will be within 2 weeks of process launch	• Initial thirteen-week due within one day of signing the Modification Agreement • Comprehensive restructuring plan due within one day of signing the Modification Agreement • Agreed • Agreed

Modification Agreement Side by Side (Cont.)

	Company Proposal	Noteholder Counter
Effect of Modification	• The AHG and Noteholders have not modified or waived any Default or Event of Default that may be continuing, whether known or unknown, or any Default or Event of Default that may occur; and the AHG has not agreed to refrain from exercising its Specified Rights and Remedies concerning any Default or Event of Default. Except as expressly set forth, the AHG and each Noteholder preserves all their rights, powers, and remedies under the WBS Document	• Agreed
Paydown Requirement	• 75% of net proceeds from equity raised must be used to repay the Twin Hospitality Securitization notes (consistent with current documents)	• Agreed
Financial Advisors ("FAs")	• Company to hire the FAs – Assist with liquidity planning and forecasting, including creation of the bi-weekly budgets – Review disbursements and cash flows, generally, at both the parent and securitization level, including any transfers between the Company and the Twin Securitization Entities – Review any transaction done to fund operations at the parent level	• Agreed
	• [The FAs shall provide weekly affirmative statements that (1) the amounts paid by the Company during the preceding week were both permitted by the Approved Budget and did not contravene the Agreement and (2) the FAs still have access to management, the board, and necessary books and records of the Company] (1)	• Agreed
	• Except for indemnification obligations, the consent of the FAs shall be required for (i) disbursement in excess of the Permitted Variance and (ii) payments made in excess of the Approved Budget to (a) construction contracts, (b) affiliates and related persons, (c) lenders, or (d) related companies. Any disbursements in excess of the Permitted Variance shall not be an EOD if made with the consent of the FAs(1)	• AHG does not consent to indemnification payments • All disbursements in excess of the Permitted Variance shall only be permitted with AHG's prior written consent
	• The FAs shall participate in the Bi-Weekly Management Calls and Weekly Advisor Calls	• Agreed

(1) Subject to internal review and approvals by Financial Advisors.

Modification Agreement Side by Side (Cont.)

	Company Proposal	Noteholder Counter
Approved Budget	• Company shall operate in accordance with the Approved Budget, subject to Permitted Variance — No variance testing on receipts — 10% permitted variance on disbursements, calculated on a rolling 4-week basis; carveout for professional fees — Majority of the AHG required for any disbursements in excess of the permitted variance (disbursements consented to will be excluded in testing compliance with permitted variance) • During the period prior to the budget being delivered and approved, none of the following payments may be made without the prior written consent of the AHG: (i) payments for which FAs consent is required (ie, (ii) in the FAs section above), (ii) any bonus, indemnity, or other out of the ordinary course payment to current or former management, except, prior to the delivery and approval of the Approved Budget, reasonable and documented legal fees and expenses for outside counsel related to indemnification obligations of the Company • Total indemnification payments subject to a $1mm cap through December 15 • Ordinary course consulting payments to be scheduled and subject to a $540k cap through December 15 • Accrued bonuses payable to current or former management shall be included in the budget (subject to approval rights of AHG)	• Agreed • During the period from the Modification Effective Date until the Approved Budget is delivered and approved to the AHG, no payments shall be made without prior written consent of the AHG to: (a) construction contracts, (b) affiliates and related persons, (c) lenders, (d) related companies, (e) payments on account of indemnification obligations, (f) bonuses, (g) consulting fees, or (h) other non-ordinary course payments to current or former management • AHG does not consent to indemnification payments • AHG will consider authorizing certain payments to the extent accretive to or protective of noteholders' collateral, which will be authorized, if at all, through the Approved Budget • Ordinary course consulting payments payable only with AHG consent, including as set forth on Schedule 1 hereto • No payment of accrued bonuses
Junior Distributions	• The Company and the Securitization Entities shall not make any cash payments with respect to or on account of (i) the WBS debt issued by FB Resid Holdings I, LLC and (ii) common or preferred equity of each of the Company and Securitization Entities • Other Junior distributions to be agreed upon, including (i) Promissory Note III, which is collateralized by ~8mm of Fat Brands owned TWNP shares and (ii) certain financing arrangements currently subject to litigation	• No Junior Obligations shall be paid except (i) Twin Peaks Equipment Notes (subject to confirmatory diligence by AHG and AHG's prior written consent) or otherwise (b) with prior written consent of AHG • AHG response to specific junior obligations is set forth on schedule 2 hereto

Modification Agreement Side by Side (Cont.)

	Company Proposal	Noteholder Counter
Additional Funding	• Company shall not engage in further re-securitization transactions or monetization of the retained notes	• Agreed
Information Requests	• Company must, by T+2, provide documentation and reasonable and good faith responses to all Tier 1 diligence items • Company must, by T+5, provide documentation and reasonable and good faith responses to all Tier 2 diligence items	• Agreed
Back-Up Manager	• Upon satisfaction of November 4 milestone (first cash flow budget delivered by the FAs), the Noteholders agree to forbear from exercising any rights or remedies in connection with occurrence of Warm-Up Back-Up Manager Trigger Event	• Agreed, subject to terms and conditions of Modification Agreements
Financial Reporting	• Company to provide bi-weekly in connection with budget reporting, including separate analysis for each securitization's receipts containing information in detail consistent with the projected statement provided in the Approved Budget together with a variance report	• Agreed
Regular Calls	• Weekly Advisor Calls: Calls between the FAs and AHG and its advisors (excl. management) • Bi-Weekly Management Calls: Calls between Management and AHG and its advisors in addition to Weekly Advisor Calls	• Agreed
Engagement Letters and Payment of Fees	• Company to execute the proposed engagement letter with AHG financial advisor and pay all outstanding and ongoing fees and expenses of AHG legal and financial advisors	• Agreed
Modification Agreement Cure Right	• In the event of any Event of Termination, the Company shall have 1 Business Day to cure from such occurrence	• Agreed
Limitation on Transfer of Notes	• During Modification Period, each noteholder agrees not to sell, assign, pledge, lend, hypothecate, transfer, or otherwise dispose of any ownership of Notes, except to (i) AHG members or (ii) parties that agree to this agreement in writing prior to such transfer occurring	• Agreed

Modification Agreement Side by Side (Cont.)

	Company Proposal	Noteholder Counter
Sharing of Information	• Upon expiration of the Modification Period, the AHG and the AHG legal and financial advisors may share any information obtained under this Agreement, or certain Confidentiality Agreements with the Company and the AHG, with the Trustee and Back-Up Manager	• Budget to be agreed with the Company and FTI; information is to flow to the Back-Up Manager prior to termination or expiration of Modification Agreements
Remedies Upon Default or Expiration of the Modification Agreement Period	• On and from Modification Termination Date, any of or all the secured parties may exercise all rights under the WBS Transaction Documents • A CRO shall be appointed upon an event of default of the Modification Agreement, and the Company shall appoint 2 directors to the board of each of FAT Brands and Twin Hospitality – CRO reports to full board with authority to review and make recommendations • In the event that the Company fails to appoint a CRO or the applicable board members are not appointed, FAT Brands and Twin Hospitality shall pay a $6.67mm and $3.33mm fee, respectively; no specific performance • For the avoidance of doubt, remedies shall not be triggered automatically by the expiration or termination of this Agreement and any exercise of remedies shall occur in accordance with the terms of the WBS Documents	• Agreed • Agreed • CRO shall report to Designated Board Members • Agreed on monetary amounts; AHG is entitled to specific performance including specific performance of appointment of CRO and Designated Board members. Payment of termination fees shall not discharge the Company's appointment obligations • Agreed, solely with respect to remedies under the WBS documents
Noteholder Direction	• AHG to provide affirmative direction to Control Party / Trustee not to exercise remedies	• The AHG will provide notice of the execution of the Modification Agreement to the Control Party / Trustee and will not direct the Control Party / Trustee to exercise remedies during the Modification Period, subject to the terms and conditions of the Modification Agreement
Confirmation of Holdings	• AHG will include holdings on the Modification Agreements signature pages	• The AHG will deliver certification of holdings to its financial advisor, who will verify aggregate holdings to the Company. Noteholder signatories to the Modification Agreements are also certifying that the AHG holds a majority of each controlling class

Modification Agreement Side by Side (Cont.)

Schedule 1 – Consulting Fees (Monthly Aggregate Amount)

	Company Position	AHG Position
Internal Consultants	$157,244	$70,044
External Consultants	$199,782	Accept

Schedule 2 – Junior Obligations

	Company Proposed Amount	AHG Response
Payments Through December 15	~$1,500,000	~$300,000